UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2016 (May 23, 2016)

Everi Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

7250 S. Tenaya Way, Suite 100
Las Vegas, Nevada	89113
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 833-7110

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders (the “Annual Meeting”) of Everi Holdings Inc. (the “Company”) was held on May 23, 2016. The proposals identified herein were previously disclosed in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 22, 2016.

(1)  Election of directors:

At the Annual Meeting, the Company’s stockholders (the “Stockholders”) voted to re-elect Geoff Judge, Michael Rumbolz and Ronald Congemi as Class II directors to the Board of Directors of the Company for a term expiring at the 2019 annual meeting of Stockholders, and to hold office until the designated annual meeting or until their successors are elected and qualified, or until their earlier resignation. The table below indicates the voting results:

	For	Withheld	Broker Non- Votes

Geoff Judge	42,343,144	10,841,561	8,316,818

Michael D. Rumbolz	52,084,768	1,099,937	8,316,818

Ronald Congemi	42,335,647	10,849,058	8,316,818

(2)  An advisory vote to approve the compensation of the Company’s named executive officers:

The Stockholders also voted to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers. The table below indicates the voting results:

For	Against	Abstentions	Broker Non- Votes
48,078,829	4,802,334	303,542	8,316,818

(3)  Ratification of the appointment of BDO USA, LLP as the Company’s independent auditors:

The Stockholders also voted to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The table below indicates the voting results:

For	Against	Abstentions
61,147,133	214,722	139,668

(4)  An advisory vote on a shareholder proposal requesting that the Company eliminate supermajority voting:

The Stockholders also voted, on an advisory (non-binding) basis, to eliminate the supermajority provisions in the Company’s existing governance documents. The table below indicates the voting results:

For	Against	Abstentions	Broker Non- Votes
39,847,646	13,271,259	65,800	8,316,818

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EVERI HOLDINGS INC.

Date: May 24, 2016	By:	/s/ Todd A. Valli
Todd A. Valli, Senior Vice President, Corporate Finance and Chief Accounting Officer